                                   EXHIBIT 12

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods as shown.


                                                            Six Months
                                                               2000                     1999                    1998
                                                      -----------------------     ------------------     -------------------
Net Earnings                                        $          17,217,955.50    $        35,311,517    $         32,441,198

Fixed Charges:
      Interest on Indebtedness                                 12,834,185.87             21,864,179              13,444,646
      Amortization of Discount Relating to
       Indebtedness                                                44,715.00                 55,758                  15,244
      Amortization of Treasury Lock Gain                         (235,031.78)              (245,388)                      -
      Amortization of Deferred Charges                            403,415.97                723,310                 710,491
                                                      -----------------------     ------------------     -------------------
                                                                  13,047,285             22,397,859              14,170,381

Net Earnings Before Fixed Charges                   $             30,265,241    $        57,709,376    $         46,611,579
                                                      =======================     ==================     ===================

Divided by Fixed Charges
      Fixed Charges                                 $             13,047,285    $        22,397,859    $         14,170,381
      Capitalized and Deferred Interest                              133,615              1,111,165               1,111,615
                                                      -----------------------     ------------------     -------------------
                                                    $             13,180,900    $        23,509,024    $         15,281,996
                                                      =======================     ==================     ===================

Ratio of Net Earnings to Fixed Charges                                  2.30                   2.45                    3.05
                                                      =======================     ==================     ===================



Advisor Acquisition Costs                           $                765,538    $         9,824,172    $          5,501,343
                                                      =======================     ==================     ===================

Net Earnings After Advisor Acquisition Costs
      and Fixed Charges  (1)                        $             31,030,778    $        67,533,548    $         52,112,922
                                                      =======================     ==================     ===================

Ratio of Net Earnings After Advisor
      Acquisition Costs to Fixed Charges  (1)                           2.35                   2.87                    3.41
                                                      =======================     ==================     ===================


                                                            1997                    1996                   1995
                                                      ------------------     -------------------     ------------------
Net Earnings                                        $        30,384,643    $         19,839,374    $        12,707,271

Fixed Charges:
      Interest on Indebtedness                               11,477,929               7,206,291              3,834,388
      Amortization of Discount Relating to
       Indebtedness                                                   -                       -                      -
      Amortization of Treasury Lock Gain                              -                       -                      -
      Amortization of Deferred Charges                          825,014                 748,638                322,176
                                                      ------------------     -------------------     ------------------
                                                             12,302,943               7,954,929              4,156,564

Net Earnings Before Fixed Charges                   $        42,687,586    $         27,794,303    $        16,863,835
                                                      ==================     ===================     ==================

Divided by Fixed Charges
      Fixed Charges                                 $        12,302,943    $          7,954,929    $         4,156,564
      Capitalized and Deferred Interest                         133,202                       -                      -
                                                      ------------------     -------------------     ------------------
                                                    $        12,436,145    $          7,954,929    $         4,156,564
                                                      ==================     ===================     ==================

Ratio of Net Earnings to Fixed Charges                             3.43                    3.49                   4.06
                                                      ==================     ===================     ==================



Advisor Acquisition Costs                           $                 -    $                  -    $                 -
                                                      ==================     ===================     ==================

Net Earnings After Advisor Acquisition Costs
      and Fixed Charges  (1)                        $        42,687,586    $         27,794,303    $        16,863,835
                                                      ==================     ===================     ==================

Ratio of Net Earnings After Advisor
      Acquisition Costs to Fixed Charges  (1)                      3.43                    3.49                   4.06
                                                      ==================     ===================     ==================

(1) The Company's revolving line of credit and notes payable covenants provide for fixed charge coverage ratios to be calculated before Advisor Acquisiton Costs.